UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

SILICON STORAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1171 Sonora Court Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Silicon Storage Technology, Inc., or SST, has reached an agreement in principle with one of our existing foundry licensees, to license our SuperFlash technology for an additional number of nodes. The agreement in principle provides for a concurrent equity investment by SST in the foundry pursuant to a separate subscription agreement. If consummated, then pursuant to the agreement the foundry would remit back to SST a cash fee equal to SST’s equity investment which would be recognized as revenue over time pursuant to our revenue recognition policy. In addition, SST would be entitled to additional cash payments on specific dates and future royalty payments based on the use of the licensed technology. The definitive agreements, however, are subject to a number of pre-conditions which must be satisfied. In the event the conditions are not satisfied or the parties otherwise do not agree to waive their satisfaction, the equity investment and license transaction will not be consummated. SST does not expect that the conditions will be satisfied, if at all, until at the earliest the second quarter of 2009. SST cannot guarantee that such conditions will be satisfied or otherwise waived.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated February 10, 2009

SILICON STORAGE TECHNOLOGY, INC.

By:	/S/ BING YEH
Bing Yeh
President and Chief Executive Officer